Exhibit 99.1

LETTER OF TRANSMITTAL

CRYOPORT, INC.

OFFER TO HOLDERS OF OUTSTANDING $3.57 ORIGINAL WARRANTS

TO EXCHANGE SUCH ORIGINAL WARRANTS FOR

(1) AN EQUAL NUMBER OF $1.50 NEW WARRANTS,

CONDITIONED UPON THE IMMEDIATE EXERCISE OF SUCH NEW WARRANTS, AND

(2) ONE $3.00 SUPPLEMENTAL WARRANT FOR EVERY FOUR NEW WARRANTS EXERCISED

THE offer EXPIREs AT 5:00 P.M.,
EASTERN TIME, september 16, 2016, UNLESS EXTENDED.

Delivery of this Letter of Transmittal or any other documents, securities or amounts payable for exercise of the New Warrants should be made to Continental Stock Transfer & Trust Company (the “Depositary”) in accordance with Instruction 1 to this Letter of Transmittal. Delivery of documents to the Depository Trust Company (“DTC”) does not constitute delivery to the Depositary.

PLEASE READ ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, CAREFULLY, AND MAKE SURE THAT YOU SIGN AND COMPLETE THE FORM

Ladies and Gentlemen:

This Letter of Transmittal is provided by Cryoport, Inc., a Nevada corporation (“Cryoport” or the “Company”), in connection with the Company’s offer (the “Offer”) to holders of the Company’s outstanding warrants to purchase one share of common stock at an exercise price of $3.57 per share (the “Original Warrants”) to exchange such Original Warrants for (1) an equal number of warrants to purchase one share of common stock at an exercise price of $1.50 per share (the “New Warrants”), conditioned upon the immediate exercise of such New Warrants, and (2) one warrant to purchase one share of common stock at an exercise price of $3.00 per share for every four New Warrants exercised (the “Supplemental Warrants”). The Offer is being made upon the terms and subject to the conditions set forth in the offer letter/prospectus, dated August 11, 2016 (as it may be amended and/or supplemented from time to time, the “Offer Letter/Prospectus”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Offer Letter/Prospectus.

Pursuant to the terms and subject to the conditions described in the Offer Letter/Prospectus, the undersigned hereby:

(i)	elects to exchange the Original Warrants described under “Election to Exchange Original Warrants and Exercise New Warrants” below (Box 2) (the “Exchanged Warrants”) for the New Warrants;

(ii)	elects to exercise the New Warrants and purchase the common stock issuable thereunder as of the acceptance by Cryoport of the exchange; and

(iii)	agrees to submit the $1.50 per share exercise price in accordance with Instruction 1 to this Letter of Transmittal.

The undersigned acknowledges that (a) the Offer is conditioned upon the existence of an effective Registration Statement on Form S-4 relating to the registration of the New Warrants, the Supplemental Warrants and the shares of common stock underlying the New Warrants and the Supplemental Warrants, and (b) that the Company is seeking stockholder approval of the Offer in order to comply with Nasdaq Listing Rule 5635(d) and if such approval is not obtained, then the Company will be limited in the amount of shares of common stock issuable upon exercise of the New Warrants that it could potentially issue in connection with the Offer to 19.999% of the Company’s issued and outstanding common stock at the time of issuance (or an estimated 3,023,944 shares based on 15,120,479 shares of common stock outstanding as of August 9, 2016) and the number of Exchanged Warrants of the undersigned accepted by the Company may be reduced on a pro rata basis as further described in the Offer Letter/Prospectus.

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If the undersigned holds Original Warrants for beneficial owners, the undersigned represents that it has received from each beneficial owner hereof (collectively, the “Beneficial Owners”) a duly completed and executed “Beneficial Owner Election Form,” a form of which is attached to the “Form of Letter to Clients of Brokers and other Nominee Holders” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to accept the Offer and the Company’s receipt of available funds equal to the amount of the applicable exercise price, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Exchanged Warrants being exercised hereby, waives any and all other rights with respect to such Exchanged Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Exchanged Warrants.

The undersigned hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (i) with respect to the Exchanged Warrants and (ii) with respect to the New Warrants the undersigned is immediately exercising, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) deliver the Exchanged Warrants to the Company or cause ownership of such Exchanged Warrants to be transferred to, or upon the order of, the Company, on the books of the Depositary and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Depositary, as the undersigned’s agent, of the New Warrants to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exchange Original Warrants pursuant to the Offer and to immediately exercise the New Warrants; and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of the exercised New Warrants all in accordance with the terms and subject to the conditions of the Offer described in the Offer Letter/Prospectus.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 4), the common stock issuable upon the exercise of the New Warrants and the Supplemental Warrants (if any) will be issued in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 5), certificates for the shares of common stock (and accompanying documents, as appropriate) and the Supplemental Warrants (if any) will be delivered to the undersigned at the address shown below under “Issuance Instructions.” Provided, however, if Original Warrants shares are delivered by book-entry transfer, the certificates for Shares and the Supplemental Warrant shall be delivered to the undersigned by book-entry transfer. If the undersigned elects to participate in the Offer, and, either, (i)the undersigned’s Exchanged Warrants are less than all of the Original Warrants delivered to the Depositary; or (ii) the Original Warrants tendered for exchange are subject to the pro rata reduction in the level of acceptance, a residual warrant with respect to the shares purchasable under the Original Warrants not exchanged will be issued to the undersigned pursuant to a replacement warrant with the same terms and conditions as the Original Warrants.

The undersigned acknowledges that the undersigned has been advised to consult with his, her or its own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby represents and warrants to the Company that:

(a)	the undersigned has full power and authority to tender and purchase all of the common stock of the Company that may be received upon exercise of the New Warrants pursuant to their exercise;

(b)	the undersigned has good, marketable and unencumbered title to the Original Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exchange, sale or transfer, and not subject to any adverse claim;

(c)	on request, the undersigned and each Beneficial Owner will execute and deliver any additional documents the Company deems necessary to complete the exchange of the Original Warrants tendered hereby;

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(d)	the undersigned understands that tenders of Original Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(e)	the undersigned agrees to all of the terms of the Offer and that elections to exchange Original Warrants pursuant to the procedures described in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Procedure for Participating in the Offer and Exercising New Warrants” and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned and such beneficial owners.

Delivery of this Letter of Transmittal, the Exchanged Warrants, the exercise price of the New Warrants, and any other item required to be delivered pursuant to this Letter of Transmittal or the instructions other than as set forth above or as required by the instructions will not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before checking any box below.

***

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NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

If you desire to tender Original Warrants and exercise New Warrants pursuant to the Offer and you cannot deliver your Original Warrants and all other documents and amounts payable required by this Letter of Transmittal to the Depositary prior to the Expiration Date, you may tender your Original Warrants according to the guaranteed delivery procedures set forth in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Procedure for Participating in the Offer and Exercising New Warrants.”

Delivery of documents to the Company does not constitute delivery to the Depositary.

BOX 1: REGISTERED OWNER INFORMATION

Please identify the name, address, and social security number or federal tax identification number of the registered owner of the Original Warrants:

(Please Print)
Name: _____________________________________________________________________________________
Address: ____________________________________________________________________________________
City: __________________________________	State: ____________	Postal Zip Code: ______________
Social Security Number/Federal Tax Identification: _______________________

BOX 2: ELECTION TO EXCHANGE ORIGINAL WARRANTS AND EXERCISE NEW WARRANTS

Please list the Original Warrant certificates you elect to exchange:

	Original Warrant Certificate Number(s) and/or Book-Entry Account Number(s) (as applicable)	Number of Original Warrants Represented by Warrant Certificate and/or Book-Entry Account Number listed in the previous column	Number of Original Warrants Being Exchanged and New Warrants Being Exercised
1)
2)
3)
4)

TOTAL NUMBER OF ORIGINAL WARRANTS EXCHANGED AND NEW WARRANTS TO BE EXERCISED: _________________________________

BOX 3: CALCULATION OF EXERCISE PRICE

Please calculate the aggregate exercise price of the New Warrants being immediately exercised:

Total Number of New Warrants Being Exercised (#)		Aggregate Exercise Price ($)
multiplied by $1.50 =

The aggregate exercise price above is the total amount of payment that you are required to deliver to the Depositary prior to the Expiration Date.

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BOX 4: SPECIAL ISSUANCE INSTRUCTIONS

Fill in this section ONLY if certificate(s) of Cryoport, Inc. common stock and Supplemental Warrants are to be issued in a name OTHER than that of the undersigned registered owner of the Original Warrants whose name appears in Box 1 above.

Issue Certificate(s) to:		(Please Print)
Name: _____________________________________________________________________________________
Address: ____________________________________________________________________________________
City: __________________________________	State: ____________	Postal Zip Code: ______________
Social Security Number/Federal Tax Identification: _______________________

BOX 5: SPECIAL DELIVERY INSTRUCTIONS

Fill in this section ONLY if certificate(s) of Cryoport, Inc. common stock, Supplemental Warrants and residual warrant (if any) are to be mailed to someone OTHER than the person to whom such common stock and Supplemental Warrants will be issued (i.e., the person identified in Box 1 or, if applicable, Box 4).

Mail Certificate(s) to:		(Please Print)
Name: _____________________________________________________________________________________
Address: ____________________________________________________________________________________
City: __________________________________	State: ____________	Postal Zip Code: ______________
Social Security Number/Federal Tax Identification: _______________________

BOX 6: USE OF BOOK-ENTRY TRANSFER

Fill in this section ONLY if delivery of Original Warrants is to be made by book-entry transfer.

(Please Print)
Name of Tendering Institution: ___________________________________________________________________
Participant Account Number: _____________________________________________________________________
Transaction Code Number: _______________________________________________________________________

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BOX 7: EXERCISING HOLDER SIGNATURE

Note: The registered owner of the Original Warrants must complete this section. The registered owner of the Original Warrants must provide a signature below as his, her or its name appears on the Original Warrants. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his, her or its full title below and submit evidence to the Depositary of such person’s authority to act. See Instruction 7.

Name(s) of Registered Owner(s) (Please Print):

Signature(s) of Registered Owner(s):

Dated: ______________________________________
Telephone Number: ____________________________

If the signature provided above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name(s) of Person(s) Signing:

Capacity of Person(s) Signing:

Address:

Telephone Number:

Tax Identification or Social Security Number
(Please Also Complete the Enclosed IRS Form W-9):

Guarantee of Signature (If required by Instruction 2)

Authorized Signature:

Name:

Title:

Name of Firm:
(Must be an Eligible Institution as defined in Instruction 2)

Address:

Telephone Number:

Dated:

[Instructions follow.]

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.          ACCEPTING THE OFFER. To accept of the Offer, you must:

•	Comply with these instructions.

•	Complete, sign (including any required signature guarantees) and return this Letter of Transmittal in accordance with these instructions.

•	Tender the original copy of the warrant certificate(s) representing the Exchanged Warrants or provide the valid confirmation of a book-entry transfer into the Depositary’s account at DTC of all Exchanged Warrants delivered by book-entry transfer (Box 6) for each Original Warrant to be tendered.

•	Pay the exercise price applicable to the New Warrants ($1.50 multiplied by the number of New Warrants to be exercised) in U.S. dollars by (i) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order or (ii) by wire transfer of immediately available funds, to the account maintained by the Depositary, in either case pursuant to the instructions set forth below.

The Letter of Transmittal, Original Warrant Certificates (or confirmation of book-entry transfer), and the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before 5:00 pm (Easter Time) on September 16, 2016, unless extended. If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

ADDRESS FOR DELIVERY OF LETTER OF TRANSMITTAL AND ORIGINAL WARRANTS:	Continental Stock Transfer & Trust Company 17 Battery Place-8th Floor New York, NY 10004 Phone: 917-262-2378
Original Warrants must be mailed or physically delivered to the Depositary unless transferred by book-entry transfer.
WIRE TRANSFER INSTRUCTIONS FOR EXERCISE PRICE OF NEW WARRANTS:*	JP Morgan Chase ABA # 021000021 Continental Stock Transfer & Trust, as agent for Cryoport, Inc. Acct # 475-587073 *MUST INCLUDE THE ORIGINAL WARRANT HOLDER’S NAME AND ADDRESS
ADDRESS FOR DELIVERY OF CHECKS FOR EXERCISE PRICE OF NEW WARRANTS:**	Continental Stock Transfer & Trust Company 17 Battery Place-8th Floor New York, NY 10004 Phone: 917-262-2378 **CHECK MUST BE MADE PAYABLE TO “Continental Stock Transfer & Trust Co.”

DELIVERY OF THE ITEMS SET FORTH ABOVE OTHER THAN AS SET FORTH ABOVE OR AS REQUIRED BY THESE INSTRUCTIONS WILL NOT CONSTITUTE A VALID DELIVERY. The method of delivery of all documents is at the election and risk of the tendering Original Warrant holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. It is recommended that delivery of the exercise price be made by use of a certified or cashier’s check, money order, or wire transfer of funds, which will in each case be deemed to have been received by the Depositary upon receipt thereof. Payment by uncertificated checks will not be deemed to have been received until the check has cleared, which may require five or more business days.

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2.          Guarantee of Signature.

No signature guarantee is required if either:

(a)          this Letter of Transmittal is signed by the registered holder of the Original Warrants exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed Box 4 “Special Issuance Instructions” or Box 5 “Special Delivery Instructions;” or

(b)          such Original Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 6.

3.          Guaranteed Delivery Procedures.

If a registered owner of Original Warrants wants to tender his, her or its Original Warrants pursuant to the Offer, but the Warrant certificates are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date, Original Warrant holders can still tender their Original Warrants pursuant to the guaranteed delivery procedure set forth in the Offer Letter/Prospectus, which requires the following:

(a)          the tender must be made by or through an Eligible Institution;

(b)          the Depositary must receive by hand, mail or overnight courier on or prior to the Expiration date, a properly completed and duly executed Notice of Guaranteed Delivery in the form the provided with the Offer, with signatures guaranteed by an Eligible Institution and proper payment of the early price of the New Warrants; and

(c)          the Depositary must receive, within three NASDAQ trading days after the execution of the Notice of Guaranteed Delivery, as provided in the Offer Letter/Prospectus:

(i)          the certificates for all physically delivered Original Warrants (or a completed affidavit of loss and indemnification agreement form as set forth in Instruction 8) in proper form for transfer by delivery, or a confirmation of a book-entry transfer into the Depositary’s account at DTC of all Original Warrants delivered electronically;

(ii)         a properly completed and duly elected Letter of Transmittal with any required signature guarantees; and

(iii)        any other documents required by this Letter of Transmittal.

Except as specifically permitted by the Offer Letter/Prospectus, no alternative or contingent exercises will be accepted.

4.          Inadequate Space.

If the space provided in Box 2 “Election to Exchange Original Warrants and Exercise New Warrants” is inadequate, the Original Warrant certificate numbers, numbers of shares and number of shares being exchanged should be listed on a separate, signed schedule and attached to the Letter of Transmittal.

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5.          Original Warrants Exchanged.

Original Warrant holders who choose to participate in the Offer may exchange some or all of such holder’s Original Warrants pursuant to the terms of the Offer.

6.          Special Issuance and Special Delivery Instructions.

If certificates for Original Warrants upon exchange of the Original Warrants are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, Box 4 “Special Issuance Instructions” and/or Box 5 “Special Delivery Instructions” on this Letter of Transmittal must be completed as applicable and signatures must be guaranteed as described in Instruction 2.

7.          Signatures on Letter of Transmittal.

(a)          If this Letter of Transmittal is signed by the registered holder(s) of the Original Warrants tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b)          If the Original Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

(c)          If any tendered Original Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

(d)          When this Letter of Transmittal is signed by the registered holder(s) of the Original Warrants listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Original Warrants or separate instruments of transfer are required. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or share power(s) must be guaranteed by an Eligible Institution. See Instruction 2.

(e)          If this Letter of Transmittal or any certificate(s) or share power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of the authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

8.          Lost Warrant Certificate(s).

If you cannot locate your Original Warrant certificate(s), please contact the Depositary at the phone number or address below to obtain an affidavit of loss and indemnification agreement form:

Continental Stock Transfer & Trust Company

17 Battery Place-8th Floor

New York, NY 10004
Phone: 917-262-2378

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9.          Irregularities.

All questions as to the number of Original Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for tender of any Original Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of Original Warrants it determines not to be in proper form or to reject those Original Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Original Warrants, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgments of any court with jurisdiction over the Company. No tender of Original Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

10.         Form W-9

Each registered holder who elects to tender Original Warrants shall also deliver to the Depositary a correct taxpayer identification number on form W-9 (request for taxpayer identification number and certification), a copy of which is included as Annex A hereto. Additional copies of the form W-9 may be obtained upon request from the Solicitation Agent, whose contact information is provided below. Failure to provide the information on the form may subject such holder to penalties for each such failure and to U.S. Federal income tax backup withholding (currently at a 28% rate) with respect to distributions that may be paid by the company on shares of common stock purchased upon the exercise of the New Warrants.

11.         QUESTIONS and Requests for Assistance and Additional Copies.

Please direct questions or requests for assistance, or for additional copies of the Offer Letter/Prospectus, Letter of Transmittal or other materials, in writing to Emergent Financial Group, Inc., the solicitation agent for the Offer:

Emergent Financial Group, Inc.
3600 American Boulevard West, Suite 670
Bloomington, MN 55431
Attention: Peter Voldness
Telephone: (952) 829-1222
(email: pvoldness@emergentfinancial.com)

IMPORTANT: THIS LETTER OF TRANSMITTAL TOGETHER WITH ORIGINAL WARRANT CERTIFICATES, THE EXERCISE PRICE OF THE NEW WARRANTS AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

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ANNEX A